Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of June 25, 2024, by and among Coliseum Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Coliseum Acquisition Sponsor LLC, a Cayman Islands exempted company (the “Previous Sponsor”), Berto LLC, a Delaware limited liability company (the “New Sponsor”), and Harry You, an affiliate of the New Sponsor (the “Sponsor Affiliate”, and together with the New Sponsor and the Previous Sponsor, the “Sponsors”), Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“Holdco”) and Rain Enhancement Technologies, Inc., a Massachusetts corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsors are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 3,749,999 Class A ordinary shares, par value $0.001 per share (“Class A Ordinary Shares”), 1 Class B ordinary share, par value $0.001 per share (“Class B Ordinary Share” and together with the Class A Ordinary Shares, the “SPAC Shares”), and 3,225,000 warrants exercisable for Class A Ordinary Shares (“Warrants”), as more specifically set forth on Schedule I attached hereto (all such securities or other equity securities, together with any shares of SPAC’s capital stock or other equity securities of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Sponsor during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Holdco, Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“Merger Sub 1”), Rainwater Merger Sub 2, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco (“Merger Sub 2”), and SPAC, have entered into a Business Combination Agreement (as may be amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, on the day immediately prior to the Closing Date, SPAC will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity of such merger, and on the Closing Date, following such merger and as a part of the same overall transaction, Merger Sub 2 will merge with and into the Company, with the Company as the surviving entity (the “Business Combination”);

WHEREAS, Article 37.2 of SPAC’s Amended and Restated Memorandum and Articles of Association (the “Current Charter”) provides that, unless earlier converted at the option of the holder, each Class B Ordinary Share will automatically convert on a one-for-one basis into Class A Ordinary Shares automatically on the closing of an initial Business Combination (as defined in the Current Charter); provided that, if, in connection with the consummation of such an initial Business Combination, additional Class A Ordinary Shares are issued or deemed issued in excess of the amounts sold in SPAC’s initial public offering, the ratio for which the Class B Ordinary Shares shall convert into Class A Ordinary Shares will be adjusted so that the number of Class A Ordinary Shares issuable upon conversion of all Class B Ordinary Shares will equal, in the aggregate, 20% of the sum of (a) the total number of all SPAC Shares issued in SPAC’s initial public offering plus (b) the total number of Class A Ordinary Shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by SPAC in connection with or in relation to the completion of such initial Business Combination, excluding any Class A Ordinary Shares or equity-linked securities exercisable for or convertible into Class A Ordinary Shares issued, deemed issued, or to be issued, to any seller in such initial Business Combination and any private placement warrants issued to any Sponsors or any of their affiliates or any member of SPAC’s management team upon conversion of working capital loans (the “Conversion Rights Provision”);

WHEREAS, under the Current Charter, the Business Combination may trigger the Conversion Rights Provision with respect to the sole Class B Ordinary Share outstanding as of the date of this Agreement;

WHEREAS, in connection with the Business Combination, the parties hereto desire that the Sponsor Affiliate voluntarily converts the Class B Ordinary Share held by it immediately prior to the SPAC Merger Effective Time and irrevocably waives his rights under Article 37.2 of the Current Charter with respect to any additional Class A Ordinary Shares otherwise issuable upon conversion of the Class B Ordinary Share held by him pursuant to the Conversion Rights Provision (the “Excess Shares”);

WHEREAS, SPAC, the Previous Sponsor and the New Sponsor are parties to that certain Purchase Agreement, dated June 15, 2023 (the “Purchase Agreement”), pursuant to which the Previous Sponsor agreed that, to the extent that, in connection with the SPAC’s initial Business Combination, the New Sponsor agrees to forfeit its SPAC Shares, the Previous Sponsor shall subject all of its SPAC Shares to the same treatment, pro rata;

WHEREAS, SPAC, the Sponsor Affiliate and certain shareholders of the SPAC are parties to those certain Non-Redemption Agreements, dated as of November 22, 2023 (the “Non-Redemption Agreements”), pursuant to which the Sponsor Affiliate agreed to forfeit certain SPAC Shares (the “Forfeited Shares”) upon the closing of the Business Combination in consideration of the agreement of such shareholders not to redeem SPAC Shares held by them in connection with an amendment to the SPAC Organizational Documents; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the Business Combination, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, in order to induce the Company and SPAC to enter into the Business Combination Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, as follows:

Article I

Sponsor Support Agreement; Covenants

Section 1.01          Binding Effect of Business Combination Agreement. Each of New Sponsor and the Sponsor Affiliate hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing, (b) such date and time as the Business Combination Agreement is terminated in accordance with Section 7.1 thereof, and (c) the liquidation of the SPAC (the “Expiration Time”), the New Sponsor and Sponsor Affiliate shall be bound by and comply with Section 5.5 (Confidentiality), Section 5.7 (Trust Account), Section 5.8 (Exclusivity), Section 5.13 (Public Announcements; Other Disclosure), and Section 5.20 (Financing Cooperation) of the Business Combination Agreement (and any relevant definitions contained in such Section) as if (i) such person was an original signatory to the Business Combination Agreement with respect to such provision and (ii) each reference to SPAC contained in such provisions also referred to such person.

Section 1.02          No Transfer. From the date hereof until the Expiration Time, no Sponsor shall, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, assign, transfer (including by operation of law), hypothecate, pledge, distribute, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly (other than pursuant to the Non-Redemption Agreements and any non-redemption agreements that may be entered into by SPAC and such Sponsor in connection with the Business Combination), file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities, (ii) deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, or (iv) publicly announce any intention to effect any transaction specified in clauses (i) through (iii), (clauses (i), (ii) and (iii), collectively, a “Transfer”), except, in each case, for any Transfers of Subject Securities (a) to SPAC’s directors or officers, any affiliates or family members of the SPAC’s directors or officers, the Sponsors, any members of the Sponsors or any affiliates of the Sponsors; (b) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust; (f) by private sales or transfers made in connection with the consummation of the Business Combination at prices no greater than the price at which the securities were originally purchased; (g) in the event of SPAC’s liquidation prior to SPAC’s completion of an initial business combination; (h) by virtue of the laws of the Cayman Islands or such Sponsor’s limited liability company agreement, as amended, upon termination of such Sponsor; and (i) in the event of SPAC’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of SPAC’s shareholders having the right to exchange their SPAC Shares for cash, securities or other property subsequent to the completion of the Business Combination (a “Permitted Transfer”); provided, however, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of such Sponsor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.02 shall not relieve such Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 1.02 with respect to the Subject Securities of any Sponsor shall be void ab initio and of no force or effect.

Section 1.03          New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Securities are issued to any Sponsor after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Securities or otherwise, (b) any Sponsor purchases or otherwise acquires beneficial ownership of any Subject Securities or (c) any Sponsor acquires the right to vote or share in the voting of any Subject Securities (collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by such Sponsor as of the date hereof.

Section 1.04          Voting Agreements. (a) From the date hereof until the Expiration Time, at any meeting of the holders of SPAC Shares, however called (or any adjournment or postponement thereof), or in any other circumstance in which the vote, consent or other approval of the holders of SPAC Shares is sought, each Sponsor shall (x) appear at each such meeting, in person or by proxy, or otherwise cause all of its SPAC Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its, his, or her SPAC Shares:

(i)           in favor of the Proposals;

(ii)          against any Alternative SPAC Transaction;

(iii)         against any business combination agreement or merger (other than the Business Combination Agreement and the Business Combination), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC;

(iv)           against any proposal, action or agreement that would (A) materially impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Business Combination, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement or (C) result in any of the conditions set forth in Article VI of the Business Combination Agreement not being fulfilled.

(b)           From the date hereof until the Expiration Time, each Sponsor hereby unconditionally and irrevocably agrees that such Sponsor, as applicable, shall:

(i)           not commit or agree to take any action inconsistent with the foregoing covenants set forth in Section 1.04(a); and

(ii)          not redeem any SPAC Shares owned by such Sponsor in connection with the exercise of SPAC Shareholder Redemption Rights.

The Sponsors shall not commit or agree to take any action inconsistent with the foregoing. The obligations under this Section 1.04 shall apply whether or not the SPAC Board or other governing body or any committee or subgroup thereof recommends any of the Proposals and regardless of any SPAC Change in Recommendation.

Section 1.05          Waiver of Conversion Ratio Adjustment.

(a)           As of and conditioned upon the Closing, the Sponsor Affiliate hereby irrevocably relinquishes and waives any and all rights that the Sponsor Affiliate has or will have under Section 37.2 of Current Charter to receive any Excess Shares upon conversion of the Class B Ordinary Share held by him in connection with the Closing.

(b)           The Sponsor Affiliate hereby acknowledges and agrees that, to the extent the Sponsor Affiliate receives any Excess Shares as a result of any conversion of Class B Ordinary Shares, the Sponsor Affiliate shall surrender such shares, including any certificates thereof, to SPAC for cancellation, and no consideration shall be payable to the Sponsor Affiliate in connection therewith.

(c)           The Sponsor Affiliate hereby acknowledges and agrees that, on the day immediately prior to the Closing Date, prior to the SPAC Merger Effective Time and subject to Section 1.05(a), the Sponsor Affiliate shall elect to convert each Class B Ordinary Share that is issued and outstanding as of such time in accordance with the Conversion Rights Provision into one Class A Ordinary Share, and the Sponsor Affiliate agrees that as a result of such conversion, the sole outstanding Class B Ordinary Share shall collectively convert on a one-for-one basis into one Class A Ordinary Share (subject to ordinary equitable adjustments on account of any share split, reverse share split or similar equity restructuring transaction).

Section 1.06          Consent to Disclosure. Each Sponsor hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company or SPAC to any Governmental Entity or to securityholders of SPAC) of the identity of such Sponsor and beneficial ownership of Subject Securities and the nature of such Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or SPAC, a copy of this Agreement. Each Sponsor will promptly provide any information reasonably requested by the SPAC, Holdco or the Company for any applicable regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).

Section 1.07          Dissenters’ Rights. Each Sponsor hereby irrevocably waives, and agrees not to exercise or attempt to exercise, any right to dissent, right to demand payment or right of appraisal or any similar provision under applicable Law (including pursuant to the CACI) in connection with the SPAC Merger, the Business Combination Agreement and the other transactions as contemplated by the Business Combination Agreement; provided, however, that such Sponsor shall not be prohibited from exercising or attempting to exercise any of the foregoing in the event of fraud or material misrepresentation pertaining to this Agreement or any Ancillary Agreement to which such Sponsor is a party on the part of either the SPAC or the Company that results or would reasonably be expected to result in a material harm to such Sponsor.

Section 1.08          No Challenges. Each Company Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the SPAC, Holdco, the Merger Subs, the Company or any of their respective successors or officers or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, the SPAC Merger, the Business Combination, the Business Combination Agreement or any of the Ancillary Agreements or the consideration and approval thereof by the SPAC Shareholders or the SPAC Board, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

Section 1.09          Closing Date Deliverables. On the Closing Date, each Sponsor shall deliver to Holdco a duly executed copy of the Lock-Up Agreement in substantially the form attached as Exhibit E to the Business Combination Agreement.

Section 1.10          Share Forfeiture. The Sponsors acknowledge and agree that, (i) the agreement by the Sponsor Affiliate to forfeit the Forfeited Shares pursuant to the terms of the Non-Redemption Agreements constitutes a forfeiture in connection with SPAC’s initial Business Combination, as contemplated by the Purchase Agreement and, accordingly, Previous Sponsor is required to forfeit its pro rata portion of the Forfeited Shares, (ii) the number of SPAC Shares to be forfeited by the Sponsor Affiliate and the Previous Sponsor is set forth in Exhibit A, (iii) at the Closing, the Sponsors shall cause all right, title and interest in and to such Forfeited Shares to be transferred to SPAC without consideration, and (iv) from and after the Closing, the Sponsors shall not have any rights with respect to such Forfeited Shares. SPAC is authorized to deliver any notices required to be delivered to its transfer agent and take such further actions in order to accept, terminate and/or cancel any Forfeited Shares that have been forfeited as provided in this Section 1.10.

Article II

Representations and Warranties

Each Sponsor represents and warrants as of the date hereof to SPAC, Holdco, and the Company (solely with respect to such Sponsor and not with respect to any other Sponsor) as follows:

Section 2.01          Organization; Due Authorization. If such Sponsor is not a natural person, such Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Sponsor.

Section 2.02          Ownership. Such Sponsor is the record and/or beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Securities listed across from such Sponsor’s name on Schedule I hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) SPAC’s Organizational Documents, (iii) the Business Combination Agreement, (iv) a letter agreement, dated June 22, 2021, by and among SPAC, its officers and directors and the Previous Sponsor (the “Letter Agreement”) and joinder, dated November 22, 2023, between SPAC and Harry L. You, to the Letter Agreement or (v) any applicable securities Laws. The Subject Securities are the only equity securities in SPAC owned of record or beneficially by such Sponsor on the date of this Agreement, and none of the Subject Securities held by such Sponsor are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities. Such Sponsor has full voting power with respect to the Subject Securities held by such Sponsor. Other than the Subject Securities held by such Sponsor, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for equity securities of SPAC.

Section 2.03          No Conflicts. The execution and delivery of this Agreement by such Sponsor does not, and the performance by such Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Sponsor, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Sponsor or such Sponsor’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its obligations under this Agreement or (iii) conflict with or violate any Law.

Section 2.04          Litigation. Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect: (a) there are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, seeking to prevent the Business Combination; and (b) there are no Orders pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor or to which the Sponsor is otherwise a party, in each case relating to this Agreement, the Business Combination Agreement or the Business Combination.

Section 2.05          Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finder’s fee or other commission in connection with the Business Combination based upon arrangements made by such Sponsor, for which Holdco or any of its Affiliates may become liable.

Section 2.06          Acknowledgment. Such Sponsor understands and acknowledges that each of SPAC, Holdco and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Agreement.

Section 2.07          Adequate Information. Such Sponsor is a sophisticated shareholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon the Company and based on such information as the Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor acknowledges that the Company has not made and does not make any representation or warranty to the Sponsor, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Sponsor acknowledges that the agreements contained herein with respect to the Subject Securities held by the Sponsor are irrevocable.

Article III

Miscellaneous

Section 3.01          Termination.

(a) This Agreement and all of its provisions (other than those provisions which expressly survive the Closing, as set forth in this Article III) shall terminate and be of no further force or effect upon the earliest of (i) the Expiration Time, and (ii) the written agreement of the Sponsors, SPAC, and the Company.

(b)           Upon any termination of this Agreement in the entirety, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination.

(c)           Notwithstanding anything to the foregoing, this Article in shall survive the termination of this Agreement.

Section 3.02          Governing Law. The Law of the Commonwealth of Massachusetts shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the Commonwealth of Massachusetts.

Section 3.03          Consent to Jurisdiction and Service of Process; Waiver of Jury Trial(a)          .

(a)           Each party hereto submits to the exclusive jurisdiction of first, the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts or if such court declines jurisdiction, then to any court of the Commonwealth of Massachusetts or the Federal District Court for the District of Massachusetts, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 3.03, however, shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

(b)           WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 3.04          Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto. Any purported assignment or delegation not permitted under this Section 3.04 shall be null and void.

Section 3.05          Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Business Litigation Session of the Superior Court or any other state or federal court within the Commonwealth of Massachusetts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 3.06          Amendment, Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

Section 3.07          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 3.08          Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email prior to 6:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3.08, notices, demands and other communications to the parties hereto shall be sent to the addresses indicated below:

If to SPAC:

Coliseum Acquisition Corp.

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144
Attention: Charles Wert; Oanh Truong
Email: chuck@fidures.com; oanh@ysquaredinvestors.com

with a copy to (which will not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York NY 10020
Attention: Joel Rubinstein
E-mail: joel.rubinstein@whitecase.com

If to the Company or Holdco:

Rain Enhancement Technologies, Inc.
21 Pleasant Street, Suite 237
Newburyport, MA 01950
Attention: Paul Dacier
E-mail: paul@rainwatertech.com

with a copy to (which shall not constitute notice):

TCF Law Group, PLLC
21 Pleasant Street, Suite 237
Newburyport, MA 01950
Attention: Stephen J. Doyle
Email: sdoyle@tcflaw.com

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I

with a copy to (which will not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York NY 10020
Attention: Joel Rubinstein
E-mail: joel.rubinstein@whitecase.com

Section 3.09          Capacity. Each Sponsor is signing this Agreement solely in such Sponsor’s capacity as a holder of Subject Securities, and not in such Sponsor’s capacity as a director, officer or employee of SPAC or in such Sponsor’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of SPAC in the exercise of his or her fiduciary duties as a director or officer of SPAC or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of SPAC or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary, provided that nothing contained in this Section 3.09 shall obviate any of such Sponsor’s obligations under Article I of this Agreement.

Section 3.10          Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.11          Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sponsors, SPAC, Holdco and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

COLISEUM ACQUISITION SPONSOR LLC

By:	/s/ Andrew Fishkoff
Name:	Andrew Fishkoff
Title:	Chief Operating Officer and General Counsel

BERTO LLC

By:	/s/ Harry You
Name:	Harry You
Title:	Member

/s/ Harry You
Harry You

SPAC:

COLISEUM ACQUISITION CORP.

By:	/s/ Charles Wert
Name:	Charles Wert
Title:	Chief Executive Officer

HOLDCO:

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

By:	/s/ Paul T. Dacier
Name:	Paul T. Dacier
Title:	President

COMPANY:

RAIN ENHANCEMENT TECHNOLOGIES, INC.

By:	/s/ Paul T. Dacier
Name:	Paul T. Dacier
Title:	President